UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On June 10, 2026, Dell Technologies Inc. (the “Company”), Denali Intermediate Inc., Dell Inc., Dell International L.L.C. (“Dell International”), as a borrower, and EMC Corporation (“EMC”), as a borrower, entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and other parties from time to time party thereto (the “Credit Agreement”), which provides for a senior unsecured revolving credit facility. Also on June 10, 2026, and in connection with the entry into the Credit Agreement, Dell International and EMC repaid in full and terminated all of their obligations and commitments under the Existing Credit Agreement (as defined in Item 1.02 of this report).

The Credit Agreement, which matures on June 10, 2031, provides Dell International and EMC with revolving commitments in an aggregate principal amount of $6,000,000,000 and with a letter of credit sub-facility of up to $500,000,000. The Credit Agreement also allows Dell International and EMC to request incremental commitments on one or more occasions in a minimum amount of $10,000,000. The proceeds of the Loans (under and as defined in the Credit Agreement) will be used by Dell Inc. and its subsidiaries for general corporate purposes.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to an applicable margin plus, at the borrowers’ option, either (a) the specified Secured Overnight Financing Rate (“SOFR”) or (b) a base rate. The margin applicable to SOFR and base rate borrowings varies based upon the Company’s existing credit ratings. The base rate is calculated based upon the greatest of the specified prime rate, the specified federal reserve bank rate, or SOFR plus 1%. Borrowings under the Credit Agreement may be voluntarily repaid at any time without premium or penalty, other than customary breakage costs.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Existing Credit Agreement

In connection with the entry into the Credit Agreement, on June 10, 2026, Dell International and EMC repaid all outstanding obligations under the credit agreement, dated as of November 1, 2021, among the Company, Denali Intermediate Inc., Dell Inc., Dell International, EMC, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and other parties from time to time party thereto (the “Existing Credit Agreement”), and terminated all obligations and commitments thereunder. As a result, Dell International, EMC and the guarantors under the Existing Credit Agreement have no further obligations under the Existing Credit Agreement or the related guarantees.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of June 10, 2026, among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., Dell International L.L.C., as a borrower, EMC Corporation, as a borrower and JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and other parties from time to time party thereto.

104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2026	Dell Technologies Inc.

	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)